Hudson River Bancorp, Inc. Reports 8% Increase in Earnings; Announces 7% Increase in Quarterly Dividend

HUDSON, NY -- 01/15/2004 -- Hudson River Bancorp, Inc. (NASDAQ: HRBT) announced today financial results for its third quarter ended December 31, 2003. Net income for the quarter was $7.9 million, or $0.27 diluted earnings per share, up 8% from the $7.2 million and $0.25 for the quarter ended December 31, 2002. Net income was $23.5 million, or $0.81 diluted earnings per share, for the nine months ended December 31, 2003, up 13% from the $20.7 million, or $0.72 diluted earnings per share, for the same period a year previously. The improvement in earnings is due to an increase in other operating income, primarily from fee income in connection with mortgage refinance activity, and a decrease in other operating expenses, offset in part by a decrease in net interest income.

Per share information has been restated to give effect to the 2-for-1 stock split which is effective January 15, 2004.

The Company also announced that it has increased its quarterly cash dividend to $0.08 per share on its common stock. This represents a 7% increase from the dividend rate of $0.075 for the prior quarter (effected for the 2-for-1 stock split). The dividend will be payable on February 12, 2004 to shareholders of record on January 29, 2004.

The Company had $2.6 billion in total assets at December 31, 2003. The Company's return on average assets for the quarter ended December 31, 2003 was 1.25%, up from 1.16% for the same period in the prior year. The Company's efficiency ratio was 49.70% for the quarter ended December 31, 2003 an improvement from the 51.26% for the same period in 2002. The Company's net interest margin was 3.73% for the three months ended December 31, 2003, down from 4.05% for the same period in the prior year. Lower market interest rates primarily contributed to the decrease in the net interest margin.

In announcing the third quarter results, Hudson River Bancorp's President and Chief Executive Officer, Carl A. Florio stated, "I am very pleased with our earnings of $7.9 million for the third quarter of our 2004 fiscal year. During December, the Company announced its first stock split and we believe this will enhance the Company's appeal to both private and institutional investors and ultimately add value to our shareholders. In conjunction with the 2-for-1 stock split, we have also increased the cash dividend. This is the eighth increase since the company started paying dividends in April 1999. Our primary focus is to continue our efforts in improving shareholder value. We have focused on controlling expenses, and have witnessed improvements in both our efficiency and expenses to average assets ratios. We will continue to explore strategic opportunities that will also increase shareholder value."

Headquartered in Hudson, NY, the Company provides full-service banking, as well as investment management, brokerage, insurance, trust, private banking and commercial services through its subsidiary, Hudson River Bank and Trust Company ("Hudson"), and its 50 branch offices located throughout the Capital District area. The Company also services municipal customers through Hudson River Commercial Bank, a subsidiary of Hudson. Customers' banking needs are served 24 hours a day through an extensive ATM network system and through the Company's automated telephone banking system. The Company offers the convenience of Internet Banking through its web site at www.hudsonriverbank.com.

Except for historical information contained herein, the matters contained in this news release and other information in the Company's SEC filings, may express "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer based requirements, the ability of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Hudson River does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Consolidated Income Statements

                              For the Three Months    For the Nine Months
                               Ended December 31,       Ended December 31,
(In thousands, except            2003        2002        2003        2002
 share and per share data)       ----        ----        ----        ----

Interest income            $    32,377 $    36,964 $    98,514 $   115,853
Interest expense                10,365      13,506      33,668      44,008
                           ----------- ----------- ----------- -----------
 Net interest income            22,012      23,458      64,846      71,845
Provision for loan losses        1,200       1,500       3,600       4,500
                           ----------- ----------- ----------- -----------
 Net interest income after
  provision for loan losses     20,812      21,958      61,246      67,345
Other operating income           5,064       4,572      16,307      12,082
Other operating expenses        13,964      14,860      41,922      45,446
                           ----------- ----------- ----------- -----------
Income before tax expense       11,912      11,670      35,631      33,981
Tax expense                      3,989       4,497      12,133      13,301
                           ----------- ----------- ----------- -----------
 Net income                $     7,923 $     7,173 $    23,498 $    20,680
                           =========== =========== =========== ===========

Average Balances and Shares
Assets                     $ 2,519,505 $ 2,450,546 $ 2,518,658 $ 2,478,468
Shareholders' equity           270,571     248,659     266,074     243,087
Earning assets               2,350,148   2,298,893   2,349,743   2,320,577
Interest-bearing
 liabilities                 2,006,982   1,990,984   2,020,913   2,028,845
Weighted average
 shares outstanding:
  Basic (1)                 27,962,300  27,668,228  27,970,150  27,697,724
  Diluted (1)               28,986,624  28,581,876  28,899,450  28,631,968

Profitability Ratios
Basic earnings
 per share (1)             $      0.28 $      0.26 $      0.84 $      0.75
Diluted earnings
 per share (1)                    0.27        0.25        0.81        0.72
Return on average
 assets (2)                       1.25%       1.16%       1.24%       1.11%
Return on average
 equity (2)                      11.65%      11.44%      11.75%      11.29%
Return on average
 tangible equity (2)             15.77%      16.07%      16.03%      16.04%
Dividend payout ratio            27.12%      23.83%      26.22%      23.43%
Net interest rate spread          3.43%       3.69%       3.36%       3.75%
Net interest margin (2)           3.73%       4.05%       3.67%       4.11%
Efficiency ratio (3)             49.70%      51.26%      50.48%      52.76%
Expenses to average
 assets ratio (3)                 2.12%       2.33%       2.16%       2.37%

(1) Weighted average shares and per share data have been restated to give effect to a 2-for-1 stock split effective January 15, 2004.
(2) Annualized.
(3) Ratio does not include other real estate owned and repossessed property expenses and other intangibles amortization for each period.
    Efficiency ratio also does not include net securities transactions.

Consolidated Balance Sheets                Balances as of
                             December   September           March
(In thousands, except           31,         30,              31,
 share and per share data)     2003        2003        2003        2002
                           ----------  ----------  ----------  ----------

Cash and due from banks    $   58,837  $   80,411  $   64,869  $   43,738
Money market investments       50,071           -           -           -
Federal funds sold             32,800     170,800     303,300     176,759
                           ----------  ----------  ----------  ----------
  Cash and cash
   equivalents                141,708     251,211     368,169     220,497
                           ----------  ----------  ----------  ----------

Securities available for
 sale, at fair value          661,084     529,411     341,524     223,450
Federal Home Loan Bank
 of New York stock,
 at cost                       21,722      18,524      19,332      22,788

Loans                       1,639,405   1,605,553   1,649,086   1,904,204
Allowance for loan losses     (39,602)    (38,912)    (38,276)    (36,572)
                           ----------  ----------  ----------  ----------
  Net loans                 1,599,803   1,566,641   1,610,810   1,867,632
                           ----------  ----------  ----------  ----------

Accrued interest receivable    10,080       9,499       9,634      11,537
Premises and equipment, net    27,330      28,221      28,447      29,215
Other real estate owned and
 repossessed property             692         703         834       1,252
Goodwill                       65,304      65,304      65,304      65,127
Other intangible assets,
 net                            5,213       5,480       6,021       7,233
Other assets                   46,323      42,072      44,837      60,076
                           ----------  ----------  ----------  ----------
  Total assets             $2,579,259  $2,517,066  $2,494,912  $2,508,807
                           ==========  ==========  ==========  ==========

Deposits                    1,811,693   1,830,741   1,798,373   1,768,363

Securities sold under
 agreements to repurchase      22,139      21,583      18,357      16,972
Long-term FHLB borrowings     434,206     365,078     386,628     450,656
Mortgagors' escrow
 deposits                       9,500       4,944       6,306       9,787
Other liabilities              28,280      26,890      27,005      32,112
                           ----------  ----------  ----------  ----------
  Total liabilities         2,305,818   2,249,236   2,236,669   2,277,890
  Total shareholders'
   equity                     273,441     267,830     258,243     230,917
                           ----------  ----------  ----------  ----------

  Total liabilities and
   shareholders' equity    $2,579,259  $2,517,066  $2,494,912  $2,508,807
                           ==========  ==========  ==========  ==========

Share Information
Shares outstanding
 at period end             15,155,847  15,154,072  15,169,129  15,192,659
Book value per share
 at period end (1)         $     9.78  $     9.58  $     9.22  $     8.33
Book value per share,
 including unallocated
 ESOP shares and unvested
 RRP shares (1)            $     9.02  $     8.84  $     8.51  $     7.60
Tangible book value per
 share at period end (1)   $     7.26  $     7.05  $     6.67  $     5.72
Tangible book value per
 share, including
 unallocated ESOP and
 unvested RRP shares (1)   $     6.69  $     6.50  $     6.16  $     5.22
Closing market price
 at period end (1)         $    19.52  $    16.07  $    11.49  $    12.07

Asset Quality
Nonperforming loans        $   19,802  $   20,292  $   20,151  $   17,971
OREO and repossessed
 property                         692         703         834       1,252
                           ----------  ----------  ----------  ----------
  Total nonperforming
   assets                  $   20,494  $   20,995  $   20,985  $   19,223
                           ==========  ==========  ==========  ==========

Nonperforming loans
 to total loans                  1.21%       1.26%       1.22%       0.94%
Nonperforming assets
 to total assets                 0.79%       0.83%       0.84%       0.77%
Allowance for loan
 losses to:
  Total loans                    2.42%       2.42%       2.32%       1.92%
  Nonperforming loans          199.99%     191.76%     189.95%     203.51%

(1) Per share data has been restated to give effect to a 2-for-1 stock split effective January 15, 2004.

Contact:
Carl A. Florio
President & CEO
Timothy E. Blow
Chief Financial Officer
518-828-4600